UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2024

Zura Bio Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40598	98-1725736
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1489 W. Warm Springs Rd. #110

Henderson, NV 89014

(Address of principal executive offices, including zip code)

(702) 757-6133

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares, par value $0.0001 per share	ZURA	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On October 23, 2024, Zura Bio Limited (the “Company”) held its Annual General Meeting of Shareholders (the “Annual Meeting”), at which a quorum was present. At the Annual Meeting, the shareholders of the Company voted on the following three proposals: (1) the election, by ordinary resolution, of the nine (9) directors listed below (the "Director Nominees") to the Company’s Board of Directors (the “Board”) to hold office until the 2025 annual general meeting of shareholders or until their respective successors have been elected and qualified, or until their earlier death, resignation or removal (“Proposal 1”); (2) the ratification, by ordinary resolution, of the re-appointment by the Audit Committee of the Board of WithumSmith+Brown, PC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 (“Proposal 2”); and (3) the approval, by ordinary resolution, of the adjournment of the Annual Meeting by the chairman thereof to a later date or dates, if necessary, for the purpose of soliciting additional proxies in favor of the foregoing proposals, in the event the Company does not receive the requisite shareholder votes to approve the foregoing proposals (“Proposal 3”). Each of these proposals is described in greater detail in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on September 13, 2024. The final results of the voting on each proposal are set forth below.

Proposal 1 - Election of Directors.

The Company’s shareholders elected the Director Nominees as directors of the Company, each to hold office until the 2025 annual general meeting of shareholders or until their respective successors have been elected and qualified, or until their earlier death, resignation or removal. The votes cast were as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
Neil Graham	39,323,084	17,763	6,043	9,841,974
Jennifer Jarrett	39,166,609	174,239	6,043	9,841,973
Sandeep Kulkarni	39,034,139	306,693	6,058	9,841,974
Robert Lisicki	39,335,708	5,240	5,943	9,841,973
Amit Munshi	39,324,597	16,350	5,943	9,841,974
Arnout Ploos van Amstel	39,335,087	5,861	5,943	9,841,973
Steve Schoch	39,326,367	14,398	6,125	9,841,974
Someit Sidhu	39,325,063	15,767	6,060	9,841,974
Parvinder Thiara	38,796,108	544,322	6,460	9,841,974

Proposal 2 – Ratification of the Appointment of Independent Registered Public Accounting Firm.

The Company’s shareholders approved the re-appointment of WithumSmith+Brown, PC as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2024. The votes cast were as follows:

For	Against	Abstain
49,154,764	9,599	24,499

Proposal 3 – Adjournment Proposal.

Proposal 3 was to approve an adjournment of the Annual Meeting to a later date to solicit additional proxies in favor of the foregoing proposals if there were insufficient votes at the time of the Annual Meeting to approve Proposals 1 and 2. As Proposals 1 and 2 were approved by the requisite number of votes, Proposal 3 was not put to a vote of the shareholders at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 29, 2024

ZURA BIO LIMITED

By:	/s/ Kim Davis
Kim Davis
Chief Legal Officer